Exhibit 10.5
EXECUTION VERSION

INTERCREDITOR AGREEMENT
Dated as of March 5, 2010
among
CITICORP USA, INC.,
as First Lien Representative,
THE BANK OF NEW YORK MELLON,
as Second Lien Representative,
EASTMAN KODAK COMPANY
and
THE OTHER GRANTORS NAMED HEREIN

TABLE OF CONTENTS

Page

ARTICLE I
DEFINITIONS

SECTION 1.01. Certain Defined Terms	2

ARTICLE II
LIEN PRIORITIES

SECTION 2.01. Subordination of Liens	7
SECTION 2.02. Nature of First Lien Obligations	8
SECTION 2.03. Agreements Regarding Actions to Perfect Liens	8
SECTION 2.04. No New Liens	9

ARTICLE III
ENFORCEMENT RIGHTS

SECTION 3.01. Exclusive Enforcement	9
SECTION 3.02. Second Lien Enforcement Limitations and Waivers	10
SECTION 3.03. Judgment Creditors	11
SECTION 3.04. Cooperation	11
SECTION 3.05. Purchase Right	11
SECTION 3.06. No Additional Rights for any Grantor Hereunder	12
SECTION 3.07. Actions Upon Breach	12

ARTICLE IV
APPLICATION OF PROCEEDS OF COLLATERAL; DISPOSITIONS AND RELEASES OF COLLATERAL; INSPECTION AND INSURANCE

SECTION 4.01. Application of Proceeds; Turnover Provisions	12
SECTION 4.02. Releases of Second-Priority Lien	13
SECTION 4.03. Dealing With Collateral; Insurance	14

ARTICLE V
INSOLVENCY PROCEEDINGS

SECTION 5.01. Filing of Motions	14
SECTION 5.02. Financing Matters	14
SECTION 5.03. Relief From the Automatic Stay	15
SECTION 5.04. Adequate Protection	15
SECTION 5.05. Avoidance Issues	16

ii

Page

SECTION 9.11. Counterparts; Integration; Effectiveness	23
SECTION 9.12. Provisions to Define Relative Rights	23
SECTION 9.13. Rights as an Unsecured Creditor	23
SECTION 9.14. Representative Provisions	23
SECTION 9.15. Additional Grantors	24

EXHIBITS

Exhibit A Form of Grantor Joinder

iii

INTERCREDITOR AGREEMENT
     This INTERCREDITOR AGREEMENT, dated as of March 5, 2010 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is entered into among CITICORP USA, INC., as agent for the First Lien Secured Parties (as hereinafter defined) (in such capacity, together with its successors and assigns, the “Initial First Lien Representative”), THE BANK OF NEW YORK MELLON, as collateral agent for the Second Lien Secured Parties (as hereinafter defined) (in such capacity, together with its successors and assigns, the “Second Lien Representative”), EASTMAN KODAK COMPANY, a New Jersey corporation (the “Company”), the other Grantors (as hereinafter defined) listed on the signature pages hereof and such other Persons as shall from time to time become party hereto.
     PRELIMINARY STATEMENTS:
     (1) The Company, the other Grantors, the First Lien Representative, and certain financial institutions and other lenders are parties to that certain Amended and Restated Credit Agreement, dated as of March 31, 2009 (as amended by that certain Amendment No. 1 to the Amended and Restated Credit Agreement, dated as of September 17, 2009, and Amendment No. 2 to the Amended and Restated Credit Agreement, dated as of February 10, 2010, and as further amended, amended and restated, supplemented, replaced, subject to a Permitted Refinancing or otherwise modified from time to time in accordance with the terms hereof, the “Credit Agreement”), pursuant to which such financial institutions and other lenders have agreed to make loans and extend other financial accommodations to the Company.
     (2) The Company, the other Grantors, the Second Lien Representative and The Bank of New York Mellon, as trustee (in such capacity, the “Second Lien Trustee”), are parties to that certain Indenture, dated as of March 5, 2010 (as amended, amended and restated, supplemented, replaced, subject to a Permitted Refinancing or otherwise modified from time to time in accordance with the terms hereof, the “Second Lien Indenture”), providing for the issuance by the Company of Second Lien Notes (as hereinafter defined).
     (3) The Company, the other Grantors, the Second Lien Trustee, the Second Lien Representative and the other Persons party thereto from time to time are parties to that certain Collateral Trust Agreement, dated as of March 5, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Trust Agreement”).
     (4) The Company and the other Grantors have granted to the First Lien Representative, for the benefit of the First Lien Secured Parties, security interests in the Collateral (as hereinafter defined), pursuant to the terms of the First Lien Collateral Documents (as hereinafter defined), as security for the payment and performance of the First Lien Obligations (as hereinafter defined).
     (5) The Company and the Grantors have granted to the Second Lien Representative, for the benefit of the Second Lien Secured Parties, security interests in the Collateral, pursuant to the terms of the Second Lien Collateral Documents (as hereinafter defined), as security for the payment and performance of the Second Lien Obligations (as hereinafter defined).
     (6) The Company may from time to time incur additional Indebtedness permitted to be secured on an equal and ratable basis with the obligations under the Second Lien Indenture, which additional Indebtedness shall be incurred in accordance with this Agreement, the First Lien Documents (as hereinafter defined), the Second Lien Documents (as hereinafter defined) and the Collateral Trust Agreement.

     (7) The First Lien Documents and the Second Lien Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral.
     (8) In order to induce the First Lien Secured Parties to consent to the Company and the other Grantors incurring the Second Lien Obligations, the Second Lien Representative, on behalf of the Second Lien Secured Parties, has agreed to the lien subordination provisions set forth in this Agreement.
     NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto have agreed as follows:
ARTICLE I
DEFINITIONS
          SECTION 1.01. Certain Defined Terms. (a) The following terms, as used herein, have the following meanings:
     “Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or executive officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.
     “Agreement” has the meaning specified in the preamble.
     “Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time, and any successor statute.
     “Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.
     “Collateral” means all assets constituting both First Lien Collateral and Second Lien Collateral.
     “Collateral Trust Agreement” has the meaning specified in the Preliminary Statements.
     “Company” has the meaning specified in the preamble.
     “Credit Agreement” has the meaning specified in the Preliminary Statements.
     “DIP Financing” has the meaning specified in Section 5.02.
     “Enforcement Action” means, with respect to the First Lien Obligations or the Second Lien Obligations, the exercise of any rights and remedies with respect to any Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies under, as applicable, the First Lien Collateral Documents or the Second Lien Collateral Documents, or applicable law, pertaining to rights in the Collateral, including without limitation the exercise of any rights of set-off or recoupment against any Collateral, and the exercise of any rights or remedies of a secured creditor under the UCC or PPSA (or other similar statute) of any applicable jurisdiction or in an Insolvency Proceeding with respect to any Grantor.
     “First Lien Cap” means the sum of:
     (A) the greater of:
     (1) (X) the aggregate amount of Indebtedness constituting principal permitted to be incurred under the First Lien Documents plus the aggregate face amount of any letters of credit issued under the First Lien Documents plus the aggregate amount of obligations under any Secured Agreement, in an aggregate amount under this clause (X) not to exceed $600,000,000 minus (Y) the aggregate amount of any voluntary or mandatory prepayments of principal made in respect of advances made under the First Lien Documents (to the extent that any such prepayment resulted in a corresponding permanent reduction in the applicable commitments pursuant to the requirements of the Second Lien Documents); and
     (2) the amount of first-priority lien obligations constituting Indebtedness permitted to be incurred under (i) so long as the Second Lien Indenture remains in effect, Section 4.06(b)(i)(A) of the Second Lien Indenture (or, to the extent that the Second Lien Indenture is amended, restated, supplemented or otherwise modified, any comparable provision or provisions of the Second Lien Indenture) and (ii) after the Second Lien Indenture is terminated or replaced, any applicable Second Lien Documents; plus
     (B) all interest, reimbursement, indemnities and other payment obligations related to the Indebtedness, letters of credit and other obligations referred to in clause (A) above (other than any reimbursement obligations in respect of letters of credit).
     “First Lien Collateral” means all of the assets and property of any First Lien Grantor, whether real, personal or mixed, with respect to which a Lien is granted or purported to be granted as security for any First Lien Obligations.
     “First Lien Collateral Documents” means, collectively, the “Collateral Documents” (as defined in the Credit Agreement), each Grantor Joinder and any other agreement, document or instrument pursuant to which a Lien is granted securing the First Lien Obligations or under which rights or remedies with respect to such Liens are governed, as each may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement.
     “First Lien Documents” means, collectively, the Credit Agreement, the First Lien Collateral Documents and each of the other agreements, documents and instruments providing for or evidencing any First Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any First Lien Obligations, including any intercreditor or joinder agreement among holders of First Lien Obligations (or binding upon one or more of them through their representatives), to the extent such are effective at the relevant time, as each may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement.
     “First Lien Grantors” means the Company, each subsidiary of the Company party hereto and each other Person that has or may from time to time hereafter (or is or may from time to time hereafter be required to) execute and deliver a First Lien Collateral Document as a “Grantor”, a “Pledgor” or a “Guarantor” (or the equivalent thereof).

     “First Lien Obligations” means the “Secured Obligations” as defined in the Credit Agreement; provided that the amount of First Lien Obligations for all purposes of this Agreement shall in no event exceed the First Lien Cap.
     “First Lien Representative” means the Initial First Lien Representative and any other agent for the holders of First Lien Obligations who joins this Agreement as a New First Lien Representative, in each case, together with its successors and assigns.
     “First Lien Secured Parties” means the “Secured Parties” as defined in the Credit Agreement.
     “Grantor Joinder” means a joinder agreement substantially in the form of Exhibit A.
     “Grantors” means the Company and each other Person that is both a First Lien Grantor and a Second Lien Grantor.
     “Hedge Agreements” means interest rate, currency or commodity swap, cap or collar agreements, interest rate, currency or commodity future or option contracts and other similar agreements.
     “Indebtedness” means and includes all obligations that constitute “Debt” or “Indebtedness” within the meaning of the Credit Agreement or the Second Lien Indenture, as applicable.
     “Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, reorganization, dissolution, assignment for the benefit of creditors or other marshalling of assets and liabilities, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.
     “Lien” means any lien, security interest or other charge or encumbrance of any kind on the property of a Person, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property, provided the term “Lien” shall not include any license of intellectual property.
     “New First Lien Obligations Notice” has the meaning specified in Section 6.02.
     “New First Lien Representative” has the meaning specified in Section 6.02.
     “Payment in Full” means (a) the payment in full in cash of (i) all principal, reimbursement obligations in respect of letters of credit and interest (including any Post-Petition Interest) in respect of the First Lien Obligations and (ii) solely for purposes of Section 3.04 and Section 4.01(b), all other First Lien Obligations that are claimed within 60 days of the last date on which all principal and interest in respect of the First Lien Obligations shall have been paid in full in cash and (b) the termination in full of all commitments in respect of, and the termination, expiration or cash collateralization of all obligations with respect to all letters of credit relating to, the First Lien Obligations (or receipt by the First Lien Representative of an irrevocable notice from each Issuing Bank (as defined in the Credit Agreement) with any such letters or credit outstanding that it will not seek to enforce any rights that it has or may have in accordance with Section 2.03 of the Credit Agreement). “Paid in Full” shall have the correlative meaning.
     “Permitted Refinancing” means, in respect of the First Lien Obligations or the Second Lien Obligations, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to incur or issue other indebtedness or credit facility, in exchange or replacement for, such indebtedness in whole or in part, whether with the same or different lenders, arrangers and/or agents, and whether or not there is an intervening period of time in between, in each case in accordance with the terms of this Agreement; provided that a DIP Financing shall not constitute a Permitted Refinancing.
     “Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.
     “Post-Petition Interest” means any interest or entitlement to fees or expenses that accrues after the commencement of any Insolvency Proceeding with respect to any First Lien Grantor or Second Lien Grantor, as applicable, whether or not allowed or allowable in any such Insolvency Proceeding.
     “PPSA” means the Personal Property Security Act of Ontario; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the PPSA as in effect in a Canadian jurisdiction other than Ontario, or the Civil Code of Quebec, “PPSA” means the Personal Property Security Act as in effect from time to time in such other jurisdiction or the Civil Code of Quebec, as applicable, for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
     “Purchase Event” has the meaning specified in Section 3.05 of this Agreement.
     “Second Lien Collateral” means all of the assets and property of any Second Lien Grantor, whether real, personal or mixed, with respect to which a Lien is granted or purported to be granted as security for any Second Lien Obligations.
     “Second Lien Collateral Documents” means, collectively, the Security Agreement, dated as of March 5, 2010, among the Second Lien Grantors and the Second Lien Representative, each Grantor Joinder and any other agreement, document or instrument pursuant to which a Lien is granted securing the Second Lien Obligations or under which rights or remedies with respect to such Liens are governed, as each may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement.
     “Second Lien Documents” means, collectively, (a) the Second Lien Indenture, the Second Lien Notes, the Second Lien Guarantees, the Second Lien Collateral Documents, the Collateral Trust Agreement and the other “Second Lien Note Documents” (as defined in the Collateral Trust Agreement), (b) the “New Second Lien Documents” (as defined in the Collateral Trust Agreement) and (c) each of the other agreements, documents and instruments providing for or evidencing any Second Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any Second Lien Obligation, including pursuant to the Second Lien Collateral Documents and any intercreditor or joinder agreement among holders of Second Lien Obligations (or binding upon one or more of them through their representatives), including, without limitation, the Collateral Trust Agreement, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed or extended from time to time in accordance with this Agreement.
     “Second Lien Enforcement Date” means the date, after the occurrence of an Event of Default (under and as defined in the Second Lien Indenture), that is 180 days after the delivery by the Second Lien Representative to the First Lien Representative of a written notice from the Second Lien Representative certifying that an Event of Default (under and as defined in the Second Lien Indenture) has occurred and is continuing; provided that the Second Lien Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred (a) if the First Lien Secured Parties have, on or prior to the expiration of such 180-day period, commenced and are diligently pursuing any Enforcement Action with respect to all or a material portion of the Collateral, (b) at any time when the Grantor against which the Second Lien Secured Parties’ proposed Enforcement Action is to be taken is the subject of an Insolvency Proceeding or (c) if the acceleration of the Second Lien Obligations (if any) is rescinded in accordance with the terms of the Second Lien Indenture or otherwise.
     “Second Lien Grantors” means the Company, each subsidiary of the Company party hereto and each other Person that has or may from time to time hereafter (or is or may from time to time hereafter be required to) execute and deliver a Second Lien Collateral Document as a “Grantor”, a “Pledgor” or a “Guarantor” (or the equivalent thereof).
     “Second Lien Guarantees” means the “Note Guaranties” as defined in the Second Lien Indenture.
     “Second Lien Indenture” has the meaning specified in the Preliminary Statements.
     “Second Lien Notes” means the 9.75% senior secured notes due 2018 in an aggregate original principal amount of $500,000,000 issued pursuant to the Second Lien Indenture, and any other senior secured notes issued from time to time under the Second Lien Indenture.
     “Second Lien Obligations” means (a) all “Obligations” (as defined in the Second Lien Indenture) in respect of Indebtedness incurred under the Second Lien Indenture and all other obligations of the Company and the other Second Lien Grantors, if any, from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including any Post-Petition Interest) on the Second Lien Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any Insolvency Proceeding with respect to the Company or any other Second Lien Grantor, regardless of whether allowed or allowable in such proceeding), of the Company and the other Second Lien Grantors, if any, under the Second Lien Indenture and the other “Second Lien Note Documents” (as defined in the Collateral Trust Agreement) owing to the Second Lien Secured Parties described in clause (a) of the definition thereof (in their capacity as such) and (b) subject to Section 2.3 of the Collateral Trust Agreement, any “New Second Lien Obligations” (as defined in the Collateral Trust Agreement).
     “Second Lien Representative” has the meaning specified in the preamble.
     “Second Lien Secured Parties” means, at any relevant time, (a) the holders of “Second Lien Note Obligations” (as defined in the Collateral Trust Agreement) at that time, including, without limitation, the Second Lien Representative, the Second Lien Trustee and the holders of Second Lien Notes, and (b) subject to Section 2.3 of the Collateral Trust Agreement, the holders of any “New Second Lien Obligations” (as defined in the Collateral Trust Agreement) at that time, including each “New Second Lien Representative” (as defined in the Collateral Trust Agreement).
     “Second Lien Trustee” has the meaning specified in the Preliminary Statements.
     “Secured Agreement” means, to the extent that the obligations thereunder are secured by the Collateral pursuant to the First Lien Collateral Documents, any and all agreements and other documents relating to any treasury management services provided by any First Lien Secured Parties and their Affiliates to the Company and any of its Subsidiaries, all agreements evidencing any other obligations of the Company and any of its Subsidiaries owing to any of the First Lien Secured Parties and their Affiliates including, without limitation, all letters of credit issued by any of the First Lien Secured Parties and their Affiliates for the benefit of the Company or any of its Subsidiaries, all Hedge Agreements entered into with the Company or any of its Subsidiaries by any of the First Lien Secured Parties and their

Affiliates, and each agreement or instrument delivered by any First Lien Grantor or Subsidiary of the Company pursuant to any of the foregoing, as the same may be amended from time to time in accordance with the provisions thereof.
     “Secured Parties” means, collectively, the First Lien Secured Parties and the Second Lien Secured Parties.
     “Standstill Period” has the meaning specified in Section 3.01 of this Agreement.
     “UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
     “Voting Stock” means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.
     (b) Any other defined terms used herein shall have the meanings specified in the Preliminary Statements contained herein.
     (c) All definitions herein (whether set forth herein directly or by reference to definitions in other documents) shall be equally applicable to both the singular and the plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:
     (i) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;
     (ii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;
     (iii) all references herein to Sections (including the preamble and preliminary statements) shall be construed to refer to Sections of this Agreement; and
     (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
ARTICLE II
LIEN PRIORITIES
          SECTION 2.01. Subordination of Liens. (a) Any and all Liens now existing or hereafter created or arising in favor of any Second Lien Secured Party securing the Second Lien Obligations, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise are expressly junior in priority to any and all Liens now existing or hereafter created or arising in favor of the

First Lien Secured Parties securing the First Lien Obligations, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Second Lien Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the UCC or the PPSA or any applicable law or any First Lien Collateral Document or Second Lien Collateral Document or any other circumstance whatsoever and (iii) the fact that any such Liens in favor of any First Lien Secured Party securing any of the First Lien Obligations are (x) subordinated to any Lien securing any obligation of any Grantor other than the Second Lien Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed. The subordination of the Liens of the Second Lien Secured Parties in and to the Collateral in favor of the First Lien Secured Parties provided for herein shall not be deemed to (a) subordinate the Liens of the Second Lien Secured Parties to the Liens of any other Person (including, solely with respect to any portion of the First Lien Obligations in excess of the First Lien Cap, the First Lien Secured Parties), or (b) subordinate the Second Lien Obligations to any other Indebtedness of the Company or any other Grantor, including the First Lien Obligations.
          (b) Each of the First Lien Representative, for itself and on behalf of each First Lien Secured Party, and the Second Lien Representative, for itself and on behalf of each Second Lien Secured Party, agrees that it shall not object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including without limitation, any Insolvency Proceeding with respect to any Grantor), the validity, extent, perfection, priority or enforceability of any Lien in the Collateral granted to the other; provided that this Section 2.01(b) shall not be construed to prevent or impair the rights of any First Lien Secured Party or Second Lien Secured Party to enforce this Agreement, including without limitation the provisions of this Agreement relating to the priority of the Liens securing the Second Lien Obligations and the Liens securing the First Lien Obligations as set forth in Section 2.01(a) and the exercise of remedies as provided in Section 3.01. Notwithstanding any failure by any First Lien Secured Party or Second Lien Secured Party to perfect its security interests in the Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in the Collateral granted to the First Lien Secured Parties or the Second Lien Secured Parties, the priority and rights as between the First Lien Secured Parties and the Second Lien Secured Parties with respect to the Collateral shall be as set forth herein.
          SECTION 2.02. Nature of First Lien Obligations. The Second Lien Representative on behalf of itself and the Second Lien Secured Parties acknowledges that all or a portion of the First Lien Obligations may be revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the First Lien Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the First Lien Obligations may be increased, replaced or refinanced (including replacement or refinancing of such increased amounts and including under the same or different documents and with the same or different agents, lenders and/or representatives, and regardless of whether there is an intervening period of time in between, all of which shall be deemed to be the Credit Agreement wherever such term is used herein), in each event, without notice to or consent by the Second Lien Secured Parties and without affecting the provisions hereof. The lien priorities provided in Section 2.01 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the First Lien Obligations or the Second Lien Obligations, or any portion thereof.
          SECTION 2.03. Agreements Regarding Actions to Perfect Liens. (a) The Second Lien Representative on behalf of itself and the Second Lien Secured Parties agrees that all mortgages and other real estate instruments (if any), UCC-1 financing statements, patent, trademark or copyright filings or other filings or recordings filed or recorded by or on behalf of the Second Lien Representative or any Second Lien Secured Party shall be substantially identical in all material respects to the corresponding First Lien Collateral Documents or otherwise in form reasonably satisfactory to the First Lien Representative.
          (b) The First Lien Representative, on behalf of itself and the First Lien Secured Parties, hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the UCC) over Collateral pursuant to any of the First Lien Collateral Documents, such possession or control is also for the benefit of the Second Lien Representative and the other Second Lien Secured Parties solely to the extent required to perfect their security interest in such Collateral. Nothing in the preceding sentence shall be construed to impose any duty on any First Lien Secured Party (or any third party acting on its behalf) with respect to such Collateral or provide the Second Lien Representative or any other Second Lien Secured Party with any rights with respect to such Collateral beyond those specified in this Agreement and the Second Lien Collateral Documents, provided that upon the Payment in Full of the First Lien Obligations, the applicable First Lien Secured Party shall (i) deliver to the Second Lien Representative, at the Company’s sole cost and expense, the Collateral in its possession or control together with any necessary endorsements to the extent required by the Second Lien Collateral Documents or (ii) direct and deliver such Collateral as a court of competent jurisdiction otherwise directs, and provided further that the provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Lien Secured Parties and the Second Lien Secured Parties and shall not impose on the First Lien Secured Parties any obligations in respect of the disposition of any Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a First Lien Secured Party or a Second Lien Secured Party.
          SECTION 2.04. No New Liens. So long as the First Lien Obligations have not been Paid in Full, whether or not any Insolvency Proceeding has been commenced by or against the Company or any other Grantor, the parties hereto agree that neither the Company nor any other Grantor shall, nor shall it permit any of its Subsidiaries to, grant or permit any additional Liens on any asset or property to secure any Second Lien Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure the First Lien Obligations. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Lien Representative or any First Lien Secured Party, the Second Lien Representative, on behalf of itself and the Second Lien Secured Parties, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.04 shall be subject to Section 4.01.
ARTICLE III
ENFORCEMENT RIGHTS
          SECTION 3.01. Exclusive Enforcement. So long as the First Lien Obligations have not been Paid in Full, whether or not an Insolvency Proceeding has been commenced by or against any Grantor, the First Lien Representative shall (subject to clause (a) below) have the exclusive right to take and continue, or not to take, any Enforcement Action with respect to the Collateral, without any consultation with or consent of any Second Lien Secured Party, but subject to the proviso set forth in Section 5.01, and (a) from the date hereof until the occurrence of the Second Lien Enforcement Date (such period, the “Standstill Period”), neither the Second Lien Representative nor any Second Lien Secured Party shall exercise or seek to exercise any rights or remedies (including any right of set-off or recoupment) with respect to any Second Lien Collateral (including, without limitation, the exercise of any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Second Lien Representative or any Second Lien Secured Party may be a party) or institute or commence (or join with any other Person in commencing) any enforcement, collection, execution, levy or foreclosure action or proceeding (including, without limitation, any Insolvency Proceeding with respect to any Grantor) with respect to any Lien held by it under the Second Lien Collateral Documents or otherwise in respect of the Collateral, and (b) neither the Second Lien Representative nor any Second Lien Secured Party shall (i) contest, protest or object to, or otherwise interfere with, hinder or delay, any foreclosure proceeding or action brought by the First Lien Representative or any First Lien Secured Party, any rights and remedies relating to the Collateral under the First Lien Collateral Documents or otherwise in respect of the Collateral, provided that the respective interests of the Second Lien Secured Parties attach to the proceeds thereof, subject to the relative priorities described in Section 4.01 hereof, or (ii) contest, protest or object to the forbearance by the First Lien Representative or the First Lien Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to any Collateral. The Second Lien Representative and each Second Lien Secured Party hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second Lien Collateral Documents or in the Second Lien Indenture or otherwise shall be deemed to restrict in any way the rights and remedies of the First Lien Representative or the First Lien Secured Parties with respect to the Collateral as set forth in this Agreement and the First Lien Collateral Documents. Upon the occurrence and during the continuance of a default or an event of default in respect of a First Lien Obligation permitting the First Lien Representative to take any Enforcement Action under any First Lien Collateral Document, the First Lien Representative may take and continue any Enforcement Action with respect to the First Lien Obligations and the Collateral exclusively and in such order and manner as it may determine in its sole discretion.
          SECTION 3.02. Second Lien Enforcement Limitations and Waivers. The Second Lien Representative and each Second Lien Secured Party hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second Lien Collateral Documents or in the Second Lien Indenture or otherwise shall be deemed to restrict in any way the rights and remedies of the First Lien Representative or the First Lien Secured Parties with respect to the Collateral as set forth in this Agreement and the First Lien Collateral Documents. In addition, the Second Lien Representative and each Second Lien Secured Party agrees that, until the First Lien Obligations have been Paid in Full, subject to the proviso set forth in Section 5.01 and as may otherwise be expressly provided for in this Agreement (including, without limitation, Section 3.01):
     (a) they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any Second Lien Obligation pari passu with or senior to, or to give any Second Lien Secured Party any preference or priority relative to, the Liens with respect to the First Lien Obligations or the First Lien Secured Parties with respect to any of the Collateral;
     (b) they will not oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding with respect to any Grantor) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Collateral by the First Lien Representative or any other First Lien Secured Party, or any other Enforcement Action taken by or on behalf of the First Lien Representative or any other First Lien Secured Party;
     (c) they have no right to (i) direct either the First Lien Representative or any other First Lien Secured Party to exercise any right, remedy or power with respect to the Collateral or pursuant to the First Lien Collateral Documents or (ii) consent or object to the exercise by the First Lien Representative or any other First Lien Secured Party of any right, remedy or power with respect to the Collateral or pursuant to the First Lien Collateral Documents or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (c), whether as a junior lien creditor or otherwise, they hereby irrevocably waive such right);
     (d) they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against either the First Lien Representative or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and neither the First Lien Representative nor any other First Lien Secured Party shall be liable for, any action taken or omitted to be taken by the First Lien Representative or any other First Lien Secured Party with respect to the Collateral or pursuant to the First Lien Collateral Documents;
     (e) they will not make any judicial or nonjudicial claim or demand or commence any judicial or non-judicial proceedings against any Grantor or affiliates under or with respect to any Second Lien Collateral Document seeking payment or damages from or other relief by way of specific performance, instructions or otherwise under or with respect to any Second Lien Collateral Document or exercise any right, remedy or power under or with respect to, or otherwise take any action to enforce, other than filing a proof of claim, any Second Lien Collateral Document;
     (f) they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of any Collateral, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Collateral or pursuant to the Second Lien Collateral Documents; and
     (g) they will not seek, and hereby waive any right, to have the Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Collateral.
          SECTION 3.03. Judgment Creditors. In the event that any Second Lien Secured Party becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Lien Obligations) as the other Liens securing the Second Lien Obligations (created pursuant to the Second Lien Collateral Documents) subject to this Agreement.
          SECTION 3.04. Cooperation. At such time when the First Lien Obligations have been Paid in Full, the First Lien Representative further agrees to promptly execute and deliver all further instruments and documents, and take all other actions necessary, or that the Second Lien Representative may reasonably request, at the expense of the Grantors, to subordinate the Liens of the First Lien Representative in the Collateral to the Liens of the Second Lien Representative in the Collateral or to otherwise evidence the termination of the lien priority set forth in Section 2.01, or in furtherance thereof.
          SECTION 3.05. Purchase Right. Without prejudice to the enforcement of the First Lien Secured Parties’ remedies, the First Lien Secured Parties agree that at any time during the 30-day period following (a) acceleration of the First Lien Obligations in accordance with the terms of the Credit Agreement, (b) the commencement of an Enforcement Action by the First Lien Secured Parties or (c) the commencement of an Insolvency Proceeding with respect to any Grantor (each, a “Purchase Event”), one or more of the Second Lien Secured Parties may request, and the First Lien Secured Parties hereby offer the Second Lien Secured Parties the option, to purchase all, but not less than all, of the aggregate amount of First Lien Obligations outstanding at the time of purchase at par, without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders pursuant to the Assignment and Acceptance (as such term is defined in the Credit Agreement)). If such right is exercised within the aforementioned 30-day period, the parties shall endeavor to close promptly thereafter but in any event within ten (10) Business Days of the request. If one or more of the Second Lien Secured Parties exercise such purchase right, it shall be exercised pursuant to documentation mutually acceptable to each of the First Lien Representative and the Second Lien Representative. If none of the Second Lien Secured Parties exercise such right, the First Lien Secured Parties shall have no further obligations pursuant to this Section 3.05 for such Purchase Event and may take any further actions in their sole discretion in accordance with the First Lien Documents, and this Agreement.
          SECTION 3.06. No Additional Rights for any Grantor Hereunder. Except as provided in Section 3.07, if any First Lien Secured Party or Second Lien Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Grantor shall be entitled to use such violation as a defense to any action by any First Lien Secured Party or Second Lien Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any First Lien Secured Party or Second Lien Secured Party.
          SECTION 3.07. Actions Upon Breach. (a) If any Second Lien Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against the Collateral, such Grantor may interpose as a defense or dilatory plea the making of this Agreement, and any First Lien Secured Party may intervene and interpose such defense or plea in its or their name or in the name of such Grantor.
          (b) Should any Second Lien Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, the First Lien Representative or any First Lien Secured Party (in its or their own name or in the name of any Grantor) or any Grantor may obtain relief against such Second Lien Secured Party by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Second Lien Representative on behalf of each Second Lien Secured Party that (i) the First Lien Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Second Lien Secured Party waives any defense that any Grantor and/or the First Lien Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages.
ARTICLE IV
APPLICATION OF PROCEEDS OF COLLATERAL; DISPOSITIONS AND RELEASES OF
COLLATERAL; INSPECTION AND INSURANCE
          SECTION 4.01. Application of Proceeds; Turnover Provisions. (a) The Second Lien Representative, on behalf of itself and the Second Lien Secured Parties, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set-off or recoupment) with respect to any Collateral in contravention of this Agreement, and that any Collateral or proceeds taken or received by it for any reason in contravention of this Agreement will be paid over to the First Lien Representative, unless and until all First Lien Obligations have been Paid in Full.
          (b) All proceeds of Collateral (including without limitation any interest earned thereon, including any Post-Petition Interest) resulting from the sale, collection or other disposition of Collateral in connection with or resulting from any Enforcement Action, and whether or not pursuant to an Insolvency Proceeding with respect to any Grantor, shall be distributed as follows: first to the First Lien Representative for application to the First Lien Obligations in accordance with the terms of the First Lien Collateral Documents, until the First Lien Obligations have been Paid in Full, second, to the Second Lien

Representative for application in accordance with the Second Lien Collateral Documents and third, to the Company or such other Person as may be lawfully entitled to such proceeds or as a court of competent jurisdiction may direct. Until the Payment in Full of the First Lien Obligations, any Collateral, including without limitation any such Collateral constituting proceeds, that may be received by any Second Lien Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the First Lien Representative, for the benefit of the First Lien Secured Parties, in the same form as received, with any necessary endorsements, and each Second Lien Secured Party hereby authorizes the First Lien Representative to make any such endorsements as agent for the Second Lien Secured Parties (which authorization, being coupled with an interest, is irrevocable). Notwithstanding the foregoing, no Second Lien Secured Party shall be obligated to return funds received in accordance with this Section 4.01(b) in respect of any claim by a First Lien Secured Party pursuant to clause (a)(ii) of the definition of “Payment in Full” to the extent such funds were received prior to the making of such claim.
          SECTION 4.02. Releases of Second-Priority Lien. (a) If in connection with the exercise of the First Lien Representative’s rights and remedies in respect of the Collateral resulting from the occurrence of an event of default under the First Lien Documents, the First Lien Representative, for itself or on behalf of any of the First Lien Secured Parties, releases any of its Liens on any part of the Collateral or, in connection with a disposition of any Grantor pursuant to any such exercise of rights and remedies, releases any such Grantor from its obligations under its guarantee of the First Lien Obligations, then the Liens, if any, of the Second Lien Representative, for itself or for the benefit of the Second Lien Secured Parties, on such Collateral, and the obligations of such Grantor under its guarantee of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released.
          (b) If in connection with any release, sale or other disposition of any Collateral permitted under the terms of the First Lien Documents (other than in connection with the exercise of the First Lien Representative’s rights and remedies in respect of the Collateral under the First Lien Documents), the First Lien Representative, for itself or on behalf of any of the First Lien Secured Parties, releases any of its Liens on any part of the Collateral, or releases any Grantor from its obligations under its guarantee of the First Lien Obligations, in each case other than in connection with the Payment in Full of the First Lien Obligations, then the Liens, if any, of the Second Lien Representative, for itself or for the benefit of the Second Lien Secured Parties, on such Collateral, or the obligations of such Grantor under its guarantee of the Second Lien Obligations, as the case may be, shall be automatically, unconditionally and simultaneously released (provided that such release of Liens in favor of the Second Lien Representative or guarantee in respect of the Second Lien Obligations is permitted under the Second Lien Documents).
          (c) Until the Payment in Full of the First Lien Obligations, the Second Lien Representative, for itself and on behalf of the Second Lien Secured Parties, hereby irrevocably constitutes and appoints the First Lien Representative and any officer or agent of the First Lien Representative, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of the Second Lien Representative or such holder or in the First Lien Representative’s own name, from time to time in the First Lien Representative’s discretion, for the purpose of carrying out the terms of this Section 4.02, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 4.02, including any endorsements or other instruments of transfer or release.
          (d) The Second Lien Representative, on behalf of itself and the other Second Lien Secured Parties, shall promptly execute and deliver such release documents and instruments and shall take such further actions as the First Lien Representative shall request to evidence any release of the second-priority Lien described in this Section 4.02.

          SECTION 4.03. Dealing With Collateral; Insurance. (a) In connection with the exercise of the First Lien Representative’s rights and remedies in respect of the Collateral, the First Lien Representative and its representatives and invitees may at any time repossess, remove and otherwise deal with the Collateral, and the First Lien Representative may advertise and conduct public auctions or private sales of the Collateral, in each case without notice to, the involvement of or interference by the Second Lien Representative or any Second Lien Secured Party or liability to the Second Lien Representative or any Second Lien Secured Party.
          (b) Until the First Lien Obligations have been Paid in Full, (i) the First Lien Representative will have the sole and exclusive right (vis a vis the Second Lien Representative) (a) to adjust or settle any insurance policy or claim covering the Collateral in the event of any loss thereunder and (b) to approve any award granted in any condemnation or similar proceeding affecting the Collateral and (ii) any provisions of any Second Lien Collateral Document that requires any Grantor to list any Second Lien Secured Party as additional insured or loss payee under any insurance policy maintained from time to time by the Grantors may be satisfied by listing the First Lien Representative as additional insured or loss payee for the benefit of all of the First Lien Secured Parties and all of the Second Lien Secured Parties.
ARTICLE V
INSOLVENCY PROCEEDINGS
          SECTION 5.01. Filing of Motions. Until the First Lien Obligations have been Paid in Full, the Second Lien Representative agrees on behalf of itself and the other Second Lien Secured Parties that neither the Second Lien Representative nor any Second Lien Secured Party shall, in or in connection with any Insolvency Proceeding with respect to any Grantor, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Collateral, including, without limitation, with respect to the determination of any Liens or claims held by the First Lien Representative (including the validity and enforceability thereof) or any other First Lien Secured Party or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that the Second Lien Representative may (i) file a claim or statement of interest in an Insolvency Proceeding with respect to any Grantor, (ii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Secured Parties, including any claims secured by the Collateral, if any, or otherwise make any agreements or file any motions or objections pertaining to the claims of the Second Lien Secured Parties, in each case in accordance with and not inconsistent with the terms of this Agreement in order to create, perfect, preserve or protect its Lien on the Collateral, (iii) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency Proceeding with respect to any Grantor or applicable non-Bankruptcy Law and not inconsistent with the terms of this Agreement, (iv) make a bid on all or any portion of the Collateral in any foreclosure proceeding or action, including, for the avoidance of doubt and without limitation, any sale pursuant to Section 363 of the Bankruptcy Code, which bid shall include a cash portion at least equal to the First Lien Obligations and (v) take such other actions which are not adverse to the Liens and interests of the First Lien Secured Parties or otherwise inconsistent with the priorities of this Agreement (including as to releases and including under Section 3.01) to preserve and protect its second priority Lien on the Collateral, in each case with respect to the foregoing clauses (i) through (v), subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the Second Lien Representative imposed hereby.
          SECTION 5.02. Financing Matters. Until the First Lien Obligations have been Paid in Full, if any Grantor becomes subject to any Insolvency Proceeding, and if the First Lien Representative or

one or more of the other First Lien Secured Parties desire to consent to the use of cash collateral under the Bankruptcy Code or to provide financing to any Grantor under the Bankruptcy Code (“DIP Financing”), then the Second Lien Representative agrees, on behalf of itself and the other Second Lien Secured Parties, that the Second Lien Representative and each Second Lien Secured Party (a) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such DIP Financing, (b) will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in Section 5.04 below, (c) will subordinate (and will be deemed hereunder to have subordinated) the second-priority Liens (i) to such DIP Financing on the same terms as the first-priority Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (ii) to any adequate protection provided to the First Lien Secured Parties and (iii) to any “carve-out” for fees to the agent and any arranger in respect of such DIP Financing agreed to by the First Lien Representative and (d) agrees that notice received five calendar days prior to the entry of an order approving such usage of cash collateral or approving such financing shall be adequate notice; provided that (i) the aggregate principal amount of any DIP Financing, when taken together with any First Lien Obligations that are not repaid with such DIP Financing, shall not exceed an amount equal to the sum of (X) the First Lien Cap plus (Y) $100,000,000, (ii) the Liens on the collateral securing the DIP Financing are senior to or pari passu with the Liens securing the First Lien Obligations and (iii) the foregoing shall not prevent the Second Lien Secured Parties from (A) proposing any other DIP Financing to any Grantor or to a court of competent jurisdiction or (B) objecting to (1) any aspect of a DIP Financing relating to any provision or content of a plan of reorganization or any sub rosa plan or (2) any DIP Financing if the Second Lien Secured Parties do not receive replacement Liens on all post-petition assets of any Grantors in which any of the First Lien Secured Parties obtain a replacement Lien (to the extent that such assets constitute Collateral), in each case with the same priority as existed prior to such Insolvency Proceeding.
          SECTION 5.03. Relief From the Automatic Stay. The Second Lien Representative agrees, on behalf of itself and the other Second Lien Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding with respect to any Grantor or take any action in derogation thereof, in each case in respect of any Collateral, without the prior written consent of the First Lien Representative.
          SECTION 5.04. Adequate Protection. The Second Lien Representative, on behalf of itself and the other Second Lien Secured Parties, agrees that none of them shall object, contest or support any other Person objecting to or contesting, (a) any request by the First Lien Representative or the First Lien Secured Parties for adequate protection, (b) any objection by the First Lien Representative or any other First Lien Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts to the First Lien Representative or any other First Lien Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise. Notwithstanding anything contained in this Section 5.04 and in Section 5.02, in any Insolvency Proceeding with respect to any Grantor, (i) if the First Lien Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral or superpriority claims in connection with any DIP Financing or use of cash collateral, and the First Lien Secured Parties do not object to the adequate protection being provided to them, then the Second Lien Representative, on behalf of itself and any of the Second Lien Secured Parties, may seek or accept adequate protection solely in the form of (x) a replacement Lien on such additional collateral, subordinated to the Liens securing the First Lien Obligations and such DIP Financing on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the First Lien Obligations under this Agreement and (y) superpriority claims junior in all respects to the superpriority claims granted to the First Lien Secured Parties, and (ii) in the event the Second Lien Representative, on behalf of itself and the Second Lien Secured Parties, seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then the Second Lien Representative, on behalf of itself or any of the Second Lien Secured

Parties, agrees that the First Lien Representative shall also be granted a senior Lien on such additional collateral as security for the First Lien Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Second Lien Obligations shall be subordinated to the Liens on such collateral securing the First Lien Obligations and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the First Lien Secured Parties as adequate protection on the same basis as the other Liens securing the Second Lien Obligations are subordinated to such First Lien Obligations under this Agreement.
          SECTION 5.05. Avoidance Issues. If any First Lien Secured Party is required in any Insolvency Proceeding with respect to any Grantor or otherwise to disgorge, turn over or otherwise pay to the estate of any Grantor, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the First Lien Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the First Lien Obligations shall be deemed not to have been Paid in Full. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Second Lien Representative and the Second Lien Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead by allocated and turned over for application in accordance with the priorities set forth in this Agreement.
          SECTION 5.06. Asset Dispositions in an Insolvency Proceeding, etc. None of the Second Lien Representative nor any other Second Lien Secured Party shall oppose any sale or disposition of any assets of any Grantor conducted in accordance with Section 363 of the Bankruptcy Code that is supported by the First Lien Secured Parties, and the Second Lien Representative and each other Second Lien Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code to any sale supported by the First Lien Secured Parties and to have released their Liens in such assets (so long as the Liens of the Second Lien Secured Parties attach to the proceeds of any such sale (with such Liens on such proceeds subject to the terms of this Agreement)).
          SECTION 5.07. Separate Grants of Security and Separate Classification. Each Second Lien Secured Party acknowledges and agrees that (a) the grants of Liens pursuant to the First Lien Collateral Documents and the Second Lien Collateral Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Collateral, the Second Lien Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding with respect to any Grantor. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims against the First Lien Secured Parties and Second Lien Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Second Lien Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against any Grantor in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Secured Parties), the First Lien Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest before any distribution is made in respect of the claims held by the Second Lien Secured Parties, with the Second Lien Representative and the Second Lien Secured Parties hereby acknowledging and agreeing to turn over to the First Lien Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Secured Parties).
          SECTION 5.08. No Waivers of Rights of First Lien Secured Parties. Except with respect to requests for post-petition interest, fees and expenses by the Second Lien Representative or any Second Lien Secured Party as described in Section 5.11(b), nothing contained herein shall prohibit or in any way limit the First Lien Representative or any other First Lien Secured Party from objecting in any Insolvency Proceeding with respect to any Grantor or otherwise to any action taken by the Second Lien Representative or any Second Lien Secured Party, including the seeking by any Second Lien Secured Party of adequate protection or the asserting by any Second Lien Secured Party of any of its rights and remedies under the Second Lien Collateral Documents or otherwise.
          SECTION 5.09. Plans of Reorganization. Nothing in this Agreement shall prevent any Second Lien Secured Party from exercising its rights to vote in favor of or against a plan of reorganization in respect of any Insolvency Proceeding with respect to any Grantor.
          SECTION 5.10. Reorganization Securities. If, in any Insolvency Proceeding with respect to any Grantor, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.
          SECTION 5.11. Post-Petition Claims. (a) Neither the Second Lien Representative nor any other Second Lien Secured Party shall oppose or seek to challenge any claim by the First Lien Representative or any First Lien Secured Party for Post-Petition Interest, fees, costs, charges or expenses to the extent of the value of the First Lien Representative’s Lien held for the benefit of the First Lien Secured Parties, without regard to the existence of the Lien of the Second Lien Representative on behalf of the Second Lien Secured Parties on the Collateral.
          (b) Neither the First Lien Representative nor any other First Lien Secured Party shall oppose or seek to challenge any claim by the Second Lien Representative or any Second Lien Secured Party for allowance in any Insolvency Proceeding with respect to any Grantor of Second Lien Obligations consisting of Post-Petition Interest, fees, costs, charges or expenses to the extent of the value of the Lien of the Second Lien Representative on behalf of the Second Lien Secured Parties on the Collateral (after taking into account the value of the First Lien Obligations).
          SECTION 5.12. Waiver. The Second Lien Representative, for itself and on behalf of the Second Lien Secured Parties, waives any claim it or they may hereafter have against the First Lien Representative or any First Lien Secured Party arising out of the election of the First Lien Representative or any First Lien Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency Proceeding with respect to any Grantor.
          SECTION 5.13. Expense Claims. Neither the Second Lien Representative nor any Second Lien Secured Party will assert or enforce, at any time prior to Payment in Full of all First Lien Obligations, any claim under Section 506(c) of the Bankruptcy Code senior to or on parity with the First Lien Obligations for costs or expenses of preserving or disposing of any Collateral.

          SECTION 5.14. Other Matters. To the extent that the Second Lien Representative or any Second Lien Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Collateral, the Second Lien Representative agrees, on behalf of itself and the other Second Lien Secured Parties, not to assert any of such rights without the prior written consent of the First Lien Representative; provided that if requested by the First Lien Representative, the Second Lien Representative shall timely exercise such rights in the manner requested by the First Lien Representative, including any rights to payments in respect of such rights.
ARTICLE VI
AMENDMENTS AND REFINANCINGS
          SECTION 6.01. Amendments to First Lien Documents and Second Lien Documents. (a) The First Lien Collateral Documents, the Credit Agreement and all other First Lien Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms, new First Lien Documents may be entered into, and the Credit Agreement may be refinanced, replaced or refunded, with the same or different lenders or representatives in a Permitted Refinancing and whether or not with an intervening period of time in between, in each case without the consent of the Second Lien Representative or the Second Lien Secured Parties; provided, however, that (i) in connection with any Permitted Refinancing, the holders of any such Permitted Refinancing debt (or the agent or other representative of such holders on behalf of such holders) agree in a writing addressed to the Second Lien Representative to be bound by the terms of this Agreement as a First Lien Secured Party and (if applicable) the First Lien Representative hereunder and (ii) any such amendment, supplement or modification, or entry into any such new First Lien Document, shall not be permitted without the consent of the Second Lien Representative to the extent that any such amendment, restatement, supplement or other modification, or the terms of any such new First Lien Document, would (A) except in connection with any Permitted Refinancing, increase the “Applicable Margin” or similar component of the interest rate by more than 6% per annum (excluding increases resulting from the accrual of interest at the default rate) or (B) be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.
          (b) The Second Lien Collateral Documents, the Second Lien Indenture and all other Second Lien Documents may be amended, supplemented or otherwise modified in accordance with their terms, new Second Lien Documents may be entered into, and the Second Lien Indenture may be refinanced, replaced or refunded, with the same or different lenders or representatives in a Permitted Refinancing, in each case without the consent of the First Lien Representative or the First Lien Secured Parties; provided, however, that (i) in connection with any Permitted Refinancing, the holders of any such Permitted Refinancing debt (or the agent or other representative of such holders on behalf of such holders) agree in a writing addressed to the First Lien Representative to be bound by the terms of this Agreement as a Second Lien Secured Party and (if applicable) the Second Lien Representative hereunder and (ii) any such amendment, supplement or modification, or entry into any such new Second Lien Document, shall not be permitted without the consent of the First Lien Representative to the extent that any such amendment, supplement or other modification, or the terms of any such new Second Lien Document, would (A) except in connection with any Permitted Refinancing, increase the “Applicable Margin” or similar component of the interest rate by more than 6% per annum (excluding increases resulting from the accrual of interest at the default rate) or (B) be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.
          (c) The Second Lien Representative, on behalf of the Second Lien Secured Parties, agrees that each Second Lien Collateral Document shall include the following language (or language to similar effect as shall be reasonable satisfactory for the First Lien Representative):

          “Notwithstanding anything herein to the contrary, the liens and security interest granted to the Second Lien Representative, for the benefit of the Second Lien Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the Second Lien Representative, for the benefit of the Second Lien Secured Parties, hereunder are subject to the provisions of that certain Intercreditor Agreement, dated as of March 5, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Citicorp USA, Inc. as First Lien Representative, The Bank of New York Mellon, as Second Lien Representative, Eastman Kodak Company, the direct and indirect subsidiaries of the Company party thereto and such other parties as may be added thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.”
          SECTION 6.02. When Payment in Full of First Lien Obligations Deemed to Not Have Occurred. If, at any time after the Payment in Full of the First Lien Obligations, the Company thereafter enters into any First Lien Document evidencing a First Lien Obligation which is a Permitted Refinancing permitted by the Second Lien Documents, then such Payment in Full of the First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such Payment in Full of the First Lien Obligations), and, from and after the date on which the New First Lien Obligations Notice (as defined below) is delivered to the Second Lien Representative in accordance with the next sentence, the obligations under such Permitted Refinancing of such First Lien Document shall automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the agent under such First Lien Documents shall be the First Lien Representative for all purposes of this Agreement. Upon receipt of a notice from the Company (the “New First Lien Obligations Notice”) stating that the Company has entered into a new First Lien Document (which notice shall include the identity of the new first lien agent, such agent, the “New First Lien Representative”), the Second Lien Representative shall promptly, at the expense of the Company, (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New First Lien Representative shall reasonably request in order to provide to the New First Lien Representative the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement, and (b) deliver to the New First Lien Representative any pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New First Lien Representative to obtain control of such pledged Collateral). The New First Lien Representative shall agree in a writing addressed to the Second Lien Representative for the benefit of itself and the Second Lien Secured Parties to be bound by the terms of this Agreement. If the new First Lien Obligations under the new First Lien Documents are secured by assets of the Grantors constituting Collateral that do not also secure the Second Lien Obligations, then the Second Lien Obligations shall be secured at such time by a second priority Lien on such assets to the same extent provided in the Second Lien Collateral Documents and this Agreement.
ARTICLE VII
RELIANCE; WAIVERS; ETC.
          SECTION 7.01. Reliance. The First Lien Collateral Documents and the Credit Agreement are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Second Lien Representative, on behalf of it itself and the Second Lien Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the First Lien Secured Parties. The Second Lien Collateral Documents and the Second Lien Indenture are each deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The First Lien Representative, on behalf of itself and the First Lien Secured

Parties, expressly waives all notices of the acceptance of and reliance by the Second Lien Representative and the Second Lien Secured Parties.
          SECTION 7.02. No Warranties or Liability. The Second Lien Representative and the First Lien Representative acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectibility or enforceability of any First Lien Collateral Document or any Second Lien Collateral Document. Except as otherwise provided in this Agreement, the Second Lien Representative and the First Lien Representative will be entitled to manage and supervise their respective extensions of credit to any Grantor in accordance with law and their usual practices, modified from time to time as they deem appropriate.
          SECTION 7.03. No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Grantor with the terms and conditions of any of the First Lien Documents or the Second Lien Documents.
ARTICLE VIII
OBLIGATIONS UNCONDITIONAL
          SECTION 8.01. First Lien Obligations Unconditional. All rights and interests of the First Lien Representative under this Agreement, and all agreements and obligations of the Second Lien Representative, the Company and the other Grantors (to the extent applicable) under this Agreement, shall remain in full force and effect irrespective of:
     (a) any lack of validity or enforceability of any First Lien Document;
     (b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the First Lien Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any First Lien Document;
     (c) prior to the Payment in Full of the First Lien Obligations, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the First Lien Obligations or any guarantee or guaranty thereof; or
     (d) any exercise or delay in or refrain from exercising any right or remedy, any election of remedies, any taking or failure to take any Liens or additional Liens, as well as any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the First Lien Obligations, or of the Second Lien Representative, or any Grantor, to the extent applicable, in respect of this Agreement.
          SECTION 8.02. Second Lien Obligations Unconditional. Subject to compliance with the terms of this Agreement, all rights and interests of the Second Lien Representative under this Agreement, and all agreements and obligations of the First Lien Representative, the Company and the other Grantors (to the extent applicable) under this Agreement, shall remain in full force and effect irrespective of:
     (a) any lack of validity or enforceability of any Second Lien Document;

     (b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Second Lien Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Second Lien Document;
     (c) any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Second Lien Obligations or any guarantee or guaranty thereof; or
     (d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the Second Lien Obligations, or of the First Lien Representative, or any Grantor, to the extent applicable, in respect of this Agreement.
ARTICLE IX
MISCELLANEOUS
          SECTION 9.01. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the Credit Agreement, the Second Lien Indenture, any First Lien Document or any Second Lien Document, the provisions of this Agreement shall govern.
          SECTION 9.02. Continuing Nature of Provisions. Subject to the fifth sentence of this Section 9.02, this Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the First Lien Obligations shall be Paid in Full. Notwithstanding the foregoing, the Second Lien Representative, on behalf of itself and the Second Lien Secured Parties, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding. All references to the Company or any other Grantor shall include the Company or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency Proceeding. This Agreement shall terminate and be of no further force and effect, (i) with respect to the Second Lien Representative, the Second Lien Secured Parties and the Second Lien Obligations, upon the later of (1) the date upon which the obligations under the Second Lien Indenture terminate if there are no other Second Lien Obligations outstanding on such date and (2) if there are other Second Lien Obligations outstanding on such date, the date upon which such Second Lien Obligations terminate and (ii) with respect to any First Lien Representative, any First Lien Secured Parties and any First Lien Obligations, the date of notification by the Company to the Second Lien Representative of termination of this Agreement after all such First Lien Obligations have been Paid in Full, subject to the rights of the First Lien Secured Parties under Section 5.05 of this Agreement. This is a continuing agreement and the First Lien Secured Parties and the Second Lien Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, Company or any other Grantor on the faith hereof.
          SECTION 9.03. Amendments; Waivers. No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the First Lien Representative, the Second Lien Representative and, only if the rights or duties of any Grantor are directly affected thereby, such Grantor.
          SECTION 9.04. Information Concerning Financial Condition of the Company and the other Grantors. Each of the Second Lien Representative and the First Lien Representative hereby assumes responsibility for keeping itself informed of the financial condition of the Company and each of the other Grantors and all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations. Each of the Second Lien Representative and the First Lien Representative hereby agrees that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Second Lien Representative or the First Lien Representative, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information.
          SECTION 9.05. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.
          SECTION 9.06. Submission to Jurisdiction. (a) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other First Lien Documents or Second Lien Documents in the courts of any jurisdiction.
          (b) The Company, each other Grantor, the Second Lien Representative, the Second Lien Secured Parties, the First Lien Representative and the First Lien Secured Parties each hereby irrevocably and unconditionally waive, to the fullest extent they may legally and effectively do so, (i) any right to trial by jury with respect to the matters covered by this Agreement, (ii) any objection they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section 9.06 and (iii) the defense of an inconvenient forum to the maintenance of such action or proceeding.
          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.07. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
          SECTION 9.07. Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, e-mailed, or sent by overnight express courier service or United States mail, and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five (5) days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 9.07) shall be if to the Company, at 343 State Street, Rochester, New York, 14650, Attention: Treasurer, Facsimile: (585) 724-9549 and Attention: General Counsel, Facsimile: (585) 724-9549; if to the First Lien Representative, at 1615 Brett Road, Bldg. 3, New Castle, Delaware, 19720, Attention: Bank Loan Syndications Department, Facsimile: (212) 994-0849; if to the Second Lien Representative, at 101 Barclay Street, Floor 8W, New York, New York, 10286, Attention: Corporate Trust Administration, Facsimile: (732) 667-9185; or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

          SECTION 9.08. Subrogation. The Second Lien Representative, on behalf of itself and the Second Lien Secured Parties, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Payment in Full of all First Lien Obligations has occurred.
          SECTION 9.09. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the First Lien Secured Parties and Second Lien Secured Parties and their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral. All references to the Company or any other Grantor shall include any of the Company or such Grantor as debtor-in-possession and any receiver or trustee for the Company or such Grantor in any Insolvency Proceeding.
          SECTION 9.10. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
          SECTION 9.11. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or in .pdf or other electronic format by electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.
          SECTION 9.12. Provisions to Define Relative Rights. The provisions of this Agreement are intended for the purpose of defining the relative rights of the First Lien Secured Parties, on the one hand, and the Second Lien Secured Parties, on the other hand with respect to the Collateral. Except as expressly provided herein, none of the Company, any other Grantor or any other creditor thereof shall have any rights hereunder, and none of the Company or any other Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.
          SECTION 9.13. Rights as an Unsecured Creditor. Except as otherwise set forth in this Agreement (a) the Second Lien Representative and the Second Lien Secured Parties may exercise all rights and remedies available to unsecured creditors in accordance with the terms of the Second Lien Indenture, the Second Lien Collateral Documents and applicable law and this Agreement, and (b) nothing in this Agreement shall prohibit the receipt by the Second Lien Representative or the Second Lien Secured Parties of the required payments of principal and interest and other amounts, so long as such receipt is not the direct or indirect result of the exercise of the Second Lien Representative or any Second Lien Secured Party of an Enforcement Action in contravention of this Agreement.
          SECTION 9.14. Representative Provisions. Each of the First Lien Representative and the Second Lien Representative is executing and delivering this Agreement solely in its capacity as agent for the First Lien Secured Parties or the Second Lien Secured Parties, as the case may be, and pursuant to the direction set forth in the First Lien Documents or the Second Lien Documents, as the case may be. Neither the First Lien Representative nor the Second Lien Representative shall be responsible for the terms or sufficiency of this Agreement for any purpose. Neither the First Lien Representative nor the Second Lien Representative shall have any duties or obligations under or pursuant to this Agreement other than such duties as may be expressly set forth in this as duties on its part to be performed or observed. In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to this Agreement, each of the First Lien Representative and the Second Lien Representative shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the First Lien Documents or the Second Lien Documents, as the case may be. Neither the First Lien Representative nor the Second Lien Representative shall have any liability or responsibility for the actions or omissions of any other Secured Party, or for any other Secured Party’s compliance with (or failure to comply with) the terms of this Agreement.
          SECTION 9.15. Additional Grantors. The Company shall cause each of its direct or indirect subsidiaries that becomes a Grantor or is required by any First Lien Document or Second Lien Document to become a party to this Agreement to become a party to this Agreement by causing such subsidiary to execute and deliver to the parties hereto a Grantor Joinder, pursuant to which such subsidiary shall agree to be bound by the terms of this Agreement to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Company agrees to provide to each of the First Lien Representative, the Second Lien Representative and the Second Lien Trustee a copy of each Grantor Joinder executed and delivered pursuant to this Section 9.15.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CITICORP USA, INC., as First Lien Representative for and on behalf of the First Lien Secured Parties
By:	/s/ Jeffrey Stern
	Name:	Jeffrey Stern
	Title:	Vice President

THE BANK OF NEW YORK MELLON, as Second Lien Representative for and on behalf of the Second Lien Secured Parties
By:	/s/ Franca M. Ferrera
	Name:	Franca M. Ferrera
	Title:	Senior Associate

Signature Page to Intercreditor Agreement

EASTMAN KODAK COMPANY
By:	/s/ William G. Love
	Name:	William G. Love
	Title:	Treasurer

CREO MANUFACTURING AMERICA LLC KODAK AVIATION LEASING LLC
By:	/s/ William G. Love
	Name:	William G. Love
	Title:	Manager

EASTMAN GELATINE CORPORATION
EASTMAN KODAK INTERNATIONAL
               CAPITAL COMPANY, INC.
FAR EAST DEVELOPMENT LTD.
FPC INC.
KODAK (NEAR EAST), INC.
KODAK AMERICAS, LTD.
KODAK IMAGING NETWORK, INC.
KODAK PORTUGUESA LIMITED
KODAK REALTY, INC.
LASER EDIT, INC.
LASER-PACIFIC MEDIA CORPORATION
PACIFIC VIDEO, INC.
PAKON, INC.
QUALEX, INC.

By:	/s/ William G. Love
	Name:	William G. Love
	Title:	Treasurer

KODAK PHILIPPINES, LTD. NPEC INC.
By:	/s/ William G. Love
	Name:	William G. Love
	Title:	Assistant Treasurer

Signature Page to Intercreditor Agreement

EXHIBIT A
to Intercreditor Agreement
FORM OF JOINDER AGREEMENT
     Reference is made to that certain Intercreditor Agreement, dated as of March 5, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among EASTMAN KODAK CORPORATION, a New Jersey corporation, the other Grantors party thereto from time to time, [___________], as First Lien Representative, [_________], as Second Lien Representative, and certain other Persons party thereto from time to time. Capitalized terms used herein without definition shall have the meaning assigned thereto in the Intercreditor Agreement.
     This Joinder Agreement, dated as of __________, 20__ (this “Grantor Joinder”), is being delivered pursuant to Section 9.15 of the Intercreditor Agreement.
     The undersigned, __________, a __________ (the “Joining Grantor”), hereby agrees to become a party to the Intercreditor Agreement as a Grantor thereunder, for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the Joining Grantor had executed and delivered the Intercreditor Agreement as of the date thereof.
     This Grantor Joinder may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.
     THIS GRANTOR JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     The provisions of Article IX of the Intercreditor Agreement shall apply with like effect to this Grantor Joinder.
[Signature Pages Follow]

          IN WITNESS WHEREOF, the Joining Grantor has caused this Grantor Joinder to be duly executed by its authorized representative as of the day and year first above written.

[JOINING GRANTOR]
By:
Name:
Title:

          Each of the First Lien Representative and the Second Lien Representative acknowledges receipt of this Grantor Joinder and agrees to act as First Lien Representative and the Second Lien Representative, respectively, with respect to the Collateral pledged by the Joining Grantor, as of the day and year first above written.

[_________________], as First Lien Representative
By:
Name:
Title:

[_________________], as Second Lien Representative
By:
Name:
Title: